NUVEEN OPEN-END FUNDS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director/trustee of the above-referenced organizations listed on Appendix A, hereby constitutes and appoints MARK CZARNIECKI, KEVIN J. McCARTHY, KATHLEEN L. PRUDHOMME, CHRISTOPHER M. ROHRBACHER, MARK L. WINGET, GIFFORD R. ZIMMERMAN and ERIC F. FESS, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him on his behalf and in Registration Statements on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of shares thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director/trustee of the above-referenced organizations has hereunto set his hand this 1st day of September 2013.

/s/ John K. Nelson
John K. Nelson

APPENDIX A

NUVEEN INVESTMENT FUNDS, INC.

NUVEEN INVESTMENT TRUST

NUVEEN INVESTMENT TRUST II

NUVEEN INVESTMENT TRUST III

NUVEEN INVESTMENT TRUST V

NUVEEN MUNICIPAL TRUST

NUVEEN MULTISTATE TRUST I

NUVEEN MULTISTATE TRUST II

NUVEEN MULTISTATE TRUST III

NUVEEN MULTISTATE TRUST IV

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

NUVEEN STRATEGY FUNDS, INC.